REVOCABLE TEMPORARY LICENSE AGREEMENT

THIS REVOCABLE TEMPORARY LICENSE AGREEMENT (this “License”)
dated as of November 17, 2021 is entered into between TFC 30 Winter LLC, a Massachusetts limited liability company (“Licensor”), and AVEO Pharmaceuticals, Inc., a Delaware corporation (“Licensee”).

BACKGROUND

A.Licensor is the owner of that certain building located at 30 Winter Street, Boston, Massachusetts (the “Building”).

B.Licensee currently subleases approximately 3,693 square feet of rentable space on the 6th floor (the “Sixth Floor Space”) from Commonwealth Care Alliance, Inc., a Massachusetts not-for-profit corporation, a tenant of Licensor, which sublease expires December 1, 2021 with respect to such space. In consideration of the covenants of Licensee hereunder, Licensor has agreed to grant Licensee, and Licensee has agreed to accept from Licensor, a direct, temporary license to use such Sixth Floor Space for office use, which license shall be upon the terms and conditions hereinafter set forth.

AGREEMENT

FOR VALUE RECEIVED, Licensor and Licensee agree as follows:

1.License. Licensor hereby grants to Licensee and Licensee hereby accepts from Licensor a license to enter into and use the that rentable space containing approximately 3,693 square feet of rentable space on the 6th floor and shown on the plan attached hereto as Exhibit A (the “Licensed Premises”) solely for the Permitted Uses (hereinafter defined) and otherwise subject to the terms of this License. As used herein, the term “Permitted Uses” shall mean general office use in compliance with applicable laws, codes and ordinances.

2.License Term. The term of this License (the “Term”) shall commence at 12:01 a.m. on December 2, 2021 (the “Term Commencement Date”) and shall end on the date (the “Expiration Date”) that is the earlier of (a) December 31, 2021 or (b) the date on which Licensor substantially completes certain refurbishment work on the third (3rd) floor of the Building (the “Third Floor Work”) as determined by Licensor; provided that Licensor shall notify Licensee of the anticipated date of the substantial completion of the Third Floor Work at least two (2) business days in advance of such date. Either party may terminate this License by at least five (5) days’ prior written notice to the other, without cause, in which case the date set forth in such notice shall be the Term Expiration Date.

3.Licensed Premises. Licensee acknowledges and agrees that it is currently in possession of the Licensed Premises, that it has inspected the Licensed Premises and accepts the same on an “AS IS, WHERE IS” basis, it being expressly agreed that Licensor shall have no obligation, liability or risk whatsoever with respect to the Building, the Licensed Premises or their condition. Licensee further acknowledges and agrees that neither Licensor nor any agent or employee of Licensor has made any representations or warranties, express or implied, concerning the Building, the Licensed Premises or their condition. Licensee shall make no alterations or improvements to the Licensed Premises without Licensor's prior written consent, which consent may be granted or withheld in Licensor’s sole discretion. Licensor and its agents or designees reserve the right to enter and examine and show the Licensed Premises, and to perform work therein, at any time and from time to time upon reasonable prior notice to Licensee.

4.License Fee/Additional Charges/Utilities.

(a)License Fee. Licensee shall not be obligated to pay a license fee in connection with the use of the Licensed Premises.

(b)Additional Charges. Licensee shall pay to Licensor for any special or non-customary services performed at Licensee’s request, or additional costs incurred in the Licensed Premises or on account of Licensee, for which Licensor is normally compensated a separate reimbursement, at reasonable rates established by Licensor. Notwithstanding the foregoing, Licensee shall not be charged for HVAC or electricity costs on account of the Licensed Premises during the Term.

5.Licensor's Services. Licensor shall provide Licensee with reasonable access to the Licensed Premises and shall otherwise have no other obligation to provide Licensee with any services, utilities, facilities or supplies for the Licensed Premises except the utilities and systems serving the Licensed Premises as of the commencement date of this License. If Licensor is prevented or delayed from providing any such service, or perform any other obligation under this License, by reason of any cause, then Licensor shall not be liable to Licensee therefor, and Licensee shall not be entitled to any reduction or abatement of amounts due hereunder.

6.Signage. No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Licensee on any part of the exterior façade or windows of the Licensed Premises or any part of the interior of the Licensed Premises, if visible from the exterior of the Licensed Premises, without Licensor’s prior written consent, which consent may be withheld in Licensor’s sole discretion. Licensor reserves the right to require that Licensee remove, relocate or shield any Signage that is exhibited, painted or affixed by Licensee on the interior portions of the Licensed Premises or that is visible from the exterior of the Licensed Premises.

7.Licensee's Personnel and Building/Insurance.

(a)Licensee, its personnel and visitors, and their property, from time to time in the Licensed Premises or elsewhere in the Building (or in transit thereto or therefrom) shall be at Licensee's risk, and to the maximum extent permitted by law Licensor shall not be liable for any damage or injury to such parties or their property. If any claim is brought against Licensor (or any affiliate of Licensor) by Licensee, or any of its personnel or visitors, on account of any injury, loss, theft or damage to any person or property while on or in the Licensed Premises, or in connection with any condition within the Licensed Premises, then Licensee shall indemnify, defend, hold harmless and reimburse Licensor (and its affiliates) for any loss, cost, damage or expense (including reasonable attorneys' fees) arising from such claim except to the extent that such claim results from Licensor's negligence or willful misconduct, which obligations of Licensee shall survive the expiration or earlier termination of this License.

(b)Until this License is revoked or terminated, Licensee shall maintain commercial general liability insurance coverage insuring Licensor (and Licensor’s designated affiliates, managing agent and mortgagee), against all claims, demands or actions for injury, death and property damage in the minimum amount of $1,000,000 per occurrence and $2,000,000 in the aggregate. Any insurance carried by either party with respect to the Licensed Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured hereunder prior to the occurrence of injury or loss. Each party, notwithstanding any provisions of this License to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of indemnification received hereunder. Evidence that Licensee has obtained such insurance shall be provided to Licensor prior to occupying the Licensed Premises and thereafter upon Licensor’s request.

8.Revocation and Termination. This License is at the pleasure and discretion of Licensor and, in addition to the termination rights provided elsewhere in this License, is revocable at any time upon five (5) days prior written notice from Licensor to Licensee in the event that Licensee is in breach of any of the covenants herein. Licensee waives any statutory notices and other legal process relating to tenancies and acknowledges that Licensee is not a tenant and has no property or possessory rights in or to the Licensed Premises, but only a revocable license to enter onto the Licensed Premises for temporary use. Licensee shall vacate the Licensed Premises to Licensor on the date of revocation or termination of this License in as good condition as on the Term Commencement Date or in such better condition as the Licensed Premises may be put hereafter (reasonable wear and tear excepted). Upon revocation or termination of this License, Licensee shall have no further rights in or access to the Licensed Premises and Licensor shall continue to have possession of the Licensed Premises with the right to lease or license the same to any party. If Licensee fails to vacate the Licensed Premises upon revocation or termination of this License, at Licensor’s election, Licensee shall pay to Licensor a holdover license fee equal to 200% of the market license fee for the Licensed Premises (as determined by Licensor) for any month or partial month during which such holdover continues. Upon revocation or termination of this License, Licensee shall remove all of Licensee’s goods, effects and property that Licensee is directed to remove, and if Licensee fails to remove such items, then Licensor may have them removed and stored in a public warehouse, all at the expense and risk of Licensee. If such items are not removed from storage within thirty
(30) days, such items may be sold by any customary methods in order to pay storage costs and other expenses of Licensee. Licensee acknowledges that time is of the essence in vacating the Licensed Premises at the expiration of the Term.

9.Compliance with Legal Requirements. Licensee shall not cause or permit the Licensed Premises or the Building to be used in any way that violates any law, code, ordinance, restrictive covenant, encumbrance, governmental regulation, order, permit, or approval (each a “Legal Requirement”), annoys or interferes with the rights of tenants of the Building, or constitutes a nuisance or waste. Licensee shall obtain and pay for all permits, including any requisite certificates of occupancy, and shall promptly take all actions necessary to comply with all Legal Requirements regulating Licensee's use of the Licensed Premises or the Building. Licensee shall maintain in full force and effect all certifications or permissions to provide its services required by any authority having jurisdiction to authorize, franchise or regulate such services.

10.Successors and Assigns; Licensor's Liability. Licensee's rights under this License are for the benefit only of the Licensee named herein. Licensee shall not assign, sublicense, or transfer any of its rights under this License, and shall not permit any other party to use or occupy the Licensed Premises. Licensor may transfer its rights and obligations under this License to a successor owner of the Building. Licensee agrees to look only to Licensor's interest in the Building for satisfaction of any claim against Licensor, or its successors, and not to any other property or assets of Licensor, or its successors. If the Building is transferred, then from and after such transfer Licensee shall look solely to the interests in the Building of each transferee for the performance of Licensor's obligations under this License. If the Building is transferred to an institutional lender providing financing for the Building, then Licensee agrees such lender shall have no liability under this License for any breaches occurring prior to the date it acquires title to and possession of the Building. The obligations of Licensor shall not be binding on any partners (or trustees or beneficiaries) of Licensor or of any successor, individually, but only upon Licensor's or such successor's interest described above. In no event shall Licensor, or its successors, be liable for any indirect or consequential damages.

11.Brokers. Licensee warrants that it has had no dealings with any broker or agent in connection with this License or any other space in the Building. Licensee covenants to pay, hold harmless and indemnify Licensor from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this License or the negotiation thereof arising from a breach of the foregoing warranty.

12.Miscellaneous. Any notice given under or in connection with this License shall be effective only if given in writing and shall be deemed duly served if and when hand delivered or if and when mailed prepaid certified mail (in either case, whether or not accepted for delivery) to the following addresses:

If to Licensor:

TFC 30 WINTER LLC
c/o The Fallon Company One Marina Park Drive Boston, MA 02210

and

DLA Piper LLP (US)
33 Arch Street, 26th Floor Boston, MA 02110
Attention: Geoff A. Howell, Esq. If to Licensee:
Aveo Pharmaceuticals, Inc. 30 Winter Street, 3rd Floor Boston, Massachusetts 02108 Attention: Michael Bailey

Either party may from time to time designate other addresses within the continental United States by notice to the other. If Licensee shall breach any of the terms or conditions of this License, Licensee shall reimburse Licensor for any expenses, including reasonable attorneys' fees, incurred in enforcing any obligations of Licensee under this License with which Licensee has failed to comply. This License shall be construed as a sealed Massachusetts instrument, contains all of the agreements between the parties with respect to the Licensed Premises, and may be amended only in writing by an instrument signed by all of the parties hereto. No provision of this License shall be deemed to have been waived by either party unless such waiver is in writing and is signed by the party to be charged.
This License may be executed in two (2) or more counterparts, each of which shall be an original but together shall constitute one and the same instrument. Without limiting the generality of the foregoing, the parties agree that counterparts may be exchanged by electronic “.pdf” signature and when both Licensor and Licensee have signed and delivered at least one such electronic counterpart, each shall be deemed an original and, when taken together with the other, shall constitute one and the same License which shall be binding upon and effective as to Licensee and Licensor. This License when executed and delivered by both parties shall be binding upon, and inure to the benefit of the parties hereto and their respective legal representatives, successors, and assigns.

[Remainder of page left intentionally blank; signature page follows]

EXECUTED to take effect as a sealed instrument.

LICENSOR:

TFC 30 WINTER LLC, a Massachusetts limited liability company

By: Fallon Management Company LLC, its Manager

By:     Name:     Title:

LICENSEE:

AVEO Pharmaceuticals, Inc., a Delaware corporation

By:     Name:     Title:

Exhibit A
Plan of Licensed Premises [to be attached]

4
2
2
2
2
3
5
6
7
3
1
1
3
ELEV.
tile flooring
DN
UP
conc. flooring
2
2
2
2

NEW CONSTRUCTION LEGEND- KEYNOTES

GENERAL NOTES:

- *REPAIR AND REPLACE EXISTING WINDOW TREATMENTS AS REQUIRED.
- *REPAINT ALL WALLS AND DOOR FRAMES TO MATCH CCA SCHEME ON 12TH FLOOR. PATCH WALLS AS REQUIRED AND BRING TO A SMOOTH PAINTABLE SURFACE.
- *REPAIR DAMAGED OR STAINED ACT AS REQUIRED.
- *INSPECT EXISTING LIGHT FIXTURES. REPAIR AND REPLACE AS REQUIRED.
- *CLEAN ALL EXISTING LIGHT FIXTURES TO BE REUSED AND RELAMP WITH NEW WARM LIGHT LAMPS.
- *INSPECT EXISTING DOOR HARDWARE. REPAIR AND REPLACE AS REQUIRED.
- *ALL EXISTING DOORS BEING REUSED TO BE LIGHTLY SANDED AND RECOATED WITH TWO COATS OF CLEAR POLY FINISH. TOUCH UP SCRATCHES AND DAMAGED TO WOOD AS REQUIRED.
- *CONFIRM EXISTING HVAC SYSTEM MEETS THE REQUIREMENTS OF NEW PLANNED USE AND CAPACITY.
- *POLISH AND WAX EXISTING VCT AT KITCHEN AND STORAGE ROOMS.
- *ALL NEW CARPET TILE & VINYL BASE THROUGHOUT (SEE BELOW FOR CARPET SPECIFICATION).
- *TEL DATA BY TENANT.

1. EXISTING DOOR WITH POWER TO NEW TENANT SECURITY SYSTEM.
2. FURNITURE POWER/TEL/DATA WHIP AS REQUIRED FOR NEW FURNITURE SYSTEM. J-WHIP PER GROUP OF FOUR (4).
3. TWO POWER AND ONE TEL/DATA AT OFFICES.
4. FLOOR CORE LOCATION.
5. DEDICATED OUTLETS TO BE PROVIDED AT EQUIPMENT (SERVER, FAX, PRINTER, DISHWASHER, MICROWAVE, FRIDGE, COFFEE MACHINE).
6. PROVIDE PLUMBING CONNECTION FOR WATER FILTER AND COFFEE MACHINE.
7. IT ROOM – PROVIDE POWER AS REQUIRED FOR NEW EQUIPMENT.

<u>OPEN OFFICE CARPET</u>
MANUFACTURER: TANDUS
STYLE: STREET LIFE 03973
COLOR: BIKE PATH 36110

<u>CLOSED OFFICE AND CONFERENCE ROOMS CARPET:</u>
MANUFACTURER: TANDUS
STYLE: CITY WALK 03974
COLOR: BIKE PATH 36110

SHEET 1 OF 1

MCMAHON ARCHITECTS, INC.
535 ALBANY STREET
BOSTON, MA 02118
P 617.482.5353
F 617.482.3280

JOB TITLE: COMMONWEALTH CARE ALLIANCE		DRAWING NUMBER: FP1.06	
LOCATION: 30 WINTER STREET, BOSTON MA.	DATE: 2013_01-07	SCALE: N.T.S.	
6TH FLOOR FIT PLAN	JOB NUMBER: 12-4099	DRAWN: JW	CHECK: PM
REVISION: